FIFTH AMENDMENT TO

CONNECTICUT NATURAL GAS CORPORATION
DEFERRED COMPENSATION PLAN

The Connecticut Natural Gas Corporation Deferred Compensation Plan, as amended and restated effective as of March 1, 1999, as heretofore amended (the "Plan"), is hereby amended as follows effective as of April 25, 2000:

1. By adding a new Section 2.1A to the Plan after Section 2.1 as follows:

"2.1A. "Affiliate" shall mean the parent of CNG, any entity in which CNG or parent of CNG directly or indirectly beneficially owns 50% or more of the voting securities, or any other entity that is included in a controlled group of corporations in which CNG is included as provided in Section 414(b) of the Code or is a trade or business under common control with CNG as provided in Section 414(c) of the Code.

Following the consummation of the merger of CTG with and into Oak Merger Co. pursuant to the Agreement and Plan of Merger, dated as of June 29, 1999, by and among CTG, Energy East Corporation ("EEC") and Oak Merger Co., EEC will be the common parent of an "affiliated group" (the "EEC Group") within the meaning of Section 1504 of the Code of which CNG is a member and EEC will be an Affiliate of CNG. Anything to the contrary notwithstanding, the Plan shall be interpreted and administered at all times in accordance with the terms of the Code and the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), as applicable to the EEC Group and those members thereof which are Affiliates."

2. By adding a new Section 2.5A to the Plan after Section 2.5 as follows:

"2.5A. "Common Stock" shall mean (i) prior to the consummation of the merger of CTG with and into Oak Merger Co. pursuant to the Agreement and Plan of Merger, dated as of June 29, 1999, by and among CTG, Energy East Corporation and Oak Merger Co., the common stock of CTG Resources, Inc., and (ii) on and after the date of the consummation of such merger, the common stock of Energy East Corporation or its successor or successors."

3. By deleting the last sentence of Section 3.2 of the Plan and inserting in lieu thereof the following:

"In addition, an employee who is otherwise eligible to participate shall cease participation if his employment with a Company is terminated for any reason; provided, however, that any such employee shall continue as a Participant until his Account has been fully distributed as provided in Article VI."

4. By deleting the phrase "the Company's Annual Executive Incentive Plan" or "Annual Executive Incentive Plan" where each appears in Section 4.1(d) of the Plan and inserting in lieu thereof the phrase "a Company's annual incentive plan".

5. By deleting Section 4.3 of the Plan and inserting in lieu thereof the following:

"4.3. Cessation upon Termination of Employment. Any deferrals hereunder and matching contributions under Article V shall automatically cease upon termination of employment with the Company for any reason, and may not thereafter be resumed unless the employee again meets the eligibility requirement of Section 3.1."

6. By deleting the phrase "CTG Common Stock", "CTG common stock", "stock of CTG Resources, Inc. (or a successor corporation)", "CTG common stock (or its successor)" or similar phrases where each appears in the Plan and inserting in lieu thereof the phrase "Common Stock".

7. By deleting the last sentence of Section 6.2 of the Plan and inserting in lieu thereof the following:

"Benefits shall commence upon retirement or other termination of employment with the Company and all of its Affiliates."

8. By deleting the phrase "CTG" where it appears in Section 6.9 of the Plan and inserting in lieu thereof the phrase "Energy East Corporation or its successor".

9. Except as hereinabove modified and amended, the Plan, as amended, shall remain in full force and effect.

IN WITNESS WHEREOF, Connecticut Natural Gas Corporation hereby executes this Fifth Amendment as of the 25th day of April, 2000.

Witness: CONNECTICUT NATURAL GAS CORPORATION

S/ Jeffery A. Hall                                 S/ Jean S. McCarthy
Vice President, Human Resources